2020 Company and Segment Sales Revenue by End-Use Market

Additives & Functional Products

2020 revenue by end-use market


Personal Care & Wellness 5%
Other 2%
Consumer/Medical Durables 5%
Energy, Fuels, & Water 8%
Transportation 24%
Food, Feed, & Agriculture 9%
Industrial Chemicals & Processing 11%
Consumables 23%
Building & Construction 13%

Advanced Materials

2020 revenue by end-use market


Electronics 7%
Other 2%
Personal Care & Wellness 10%
Transportation 31%
Consumer/Medical Durables 16%
Building & Construction 16%
Consumables 18%

Chemical Intermediates

2020 revenue by end-use market


Electronics 3%
Other 6%
Transportation 3%
Industrial Chemicals & Processing 27%
Consumer/Medical Durables 6%
Consumables 7%
Energy, Fuels, & Water 8%
Building & Construction 15%
Personal Care & Wellness 10%
Food, Feed, & Agriculture 15%

Corporate

2020 revenue by end-use market


Electronics 3%
Other 2%
Energy, Fuels, & Water 5%
Transportation 18%
Personal Care & Wellness 7%
Food, Feed, & Agriculture 7%
Consumables 17%
Consumer/Medical Durables 8%
Tobacco 9%
Building & Construction 13%
Industrial Chemicals & Processing 11%

EASTMAN